                                                                    Exhibit 23.1
                         [COOPERS & LYBRAND LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4 of our report dated February 28, 1997, on our audits of the consolidated financial statements of SC International Services, Inc. and Subsidiaries. We also consent to the references to our firm under the captions "Experts," "Summary Historical Financial Data" and "Selected Historical Financial Data."

We consent to the inclusion in this registration statement on Form S-4 of our report dated March 5, 1997, on our audits of the consolidated financial statements of Caterair International Corporation and Subsidiaries. We also consent to the references to our firm under the captions "Experts," "Summary Historical Financial Data" and "Selected Historical Financial Data."

                                        /s/ Coopers & Lybrand L.L.P.
                                        ----------------------------
                                            Coopers & Lybrand L.L.P.

Dallas, Texas
October 6, 1997